POWER OF ATTORNEY



     The undersigned directors of Borg-Warner Automotive, Inc. (the "Corporation"), hereby appoint John F. Fiedler as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Exchange Act of 1934, as amended, the Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     This Power of Attorney shall automatically terminate at the close of business on March 31, 1999.

     In witness whereof, the undersigned has executed this Power of Attorney on this 12th day of March, 1999.



/s/ Jere A. Drummond                    /s/ Andrew F. Brimmer
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JERE A. DRUMMOND                        ANDREW F. BRIMMER


/s/ Ivan W. Gorr                        /s/ William E. Butler
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IVAN W. GORR                            WILLIAM E. BUTLER


/s/ Paul E. Glaske                      /s/ John Rau
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PAUL E. GLASKE                          JOHN RAU


/s/ Alexis P. Michas                    /s/ James J. Kerley
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ALEXIS P. MICHAS                        JAMES J. KERLEY